UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported):  April 1, 2006


                           MERGE TECHNOLOGIES INCORPORATED
			  ---------------------------------
                (Exact name of registrant as specified in its charter)


             Wisconsin 		         0-29486	 	39-1600938
          ----------------	 ------------------------   -------------------
          (State or other	 (Commission File Number)    (I.R.S. Employer
	    jurisdiction of 				    Identification No.)
	    incorporation)


       6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin  53214
      -----------------------------------------------------------------------
        (Address of principal executive offices)		(Zip Code)


        Registrant's telephone number, including area code:   (414) 977-4000


	 --------------------------------------------------------------
          Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 -- Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
 -- Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
 -- Pre-commencement communications pursuant to Rule 14d-(b) under the
	Exchange Act (17 CFR 240.14d-2(b))
 -- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


<PAGE 1>


ITEM 1.01.	Entry into a Material Definitive Agreement.
------------------------------------------------------------


On April 1, 2006, we entered into Employment Agreements with Robert J. White and David Noshay. The Employment Agreement with Mr. Noshay replaces and supersedes the prior Employment Agreement between us and Mr. Noshay, which had been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003.

Pursuant to the Employment Agreements, we agree to employ each of Mr. White and Mr. Noshay as a Senior Vice President. In connection with such employment, we agree to pay salary at a rate of, for Mr. White, no less than $250,000 per year, and for Mr. Noshay, beginning on June 1, 2006, no less than $210,000 per year. In addition, the Employment Agreements provide that Mr. White and Mr. Noshay will be eligible for annual performance bonuses of up to 40% of salary, dependent on achievement of company and individual performance targets.

Each of the Employment Agreements provides that in the event of a "change in control", all options then held by Mr. White or Mr. Noshay, as the case may be, will immediately vest and become exercisable. In addition, if the employment of Mr. White or Mr. Noshay, as the case may be, is terminated following a change in control in certain circumstances, he will be entitled to (A) 18 months of then-current salary, to be paid in a single payment; (B) an amount equal to one-twelfth of the maximum amount of then-current bonus (without regard to achievement of targets) for each month of the then-current plan year plus 18 further months, to be paid in a single payment; and (C) continuation of benefits for 18 months. In addition, upon a change of control, we have agreed to deposit into an escrow account $100,000 for each of Mr. White and Mr. Noshay, to provide a "stay bonus" to help assure a smooth transition, but only if the acquiror requests the executive's continued employment. The amount in the escrow will be paid to the executive 12 months after the change in control if the executive has substantially performed the services requested by the acquiror.

Each of the Employment Agreements provides that in the event that the applicable executive's employment is terminated by us without "cause" or by the executive with "good reason", we will pay to the executive an amount equal to
(A) 18 months of then-current salary, to be paid in equal installments over the 18-month period; (B) an amount equal to one-twelfth of the maximum amount of then-current bonus (without regard to achievement of targets) for each month of the then-current plan year plus 18 further months, to be paid in equal installments over the 18-month period; and (C) continuation of certain
supplemental benefits for 18 months.   In addition, in such a case, all
options held by the executive would immediately vest and be exercisable.

The Employment Agreements contain a provision related to the circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply. In addition, the Employment Agreement includes customary provisions with regard to non-competition (including during the 18-month period following termination of employment for any reason) ownership of inventions and confidentiality.

The Employment Agreements with Mr. White and Mr. Noshay are attached as Exhibits 99.2 and 99.3 hereto, respectively, and the foregoing summary of the terms of such agreements is qualified by reference to the full text of the agreements so attached.

A copy of the press release relating to the foregoing is attached as Exhibit
99.1 hereof.


ITEM 1.02.	Termination of a Material Definitive Agreement.
----------------------------------------------------------------


As described in Item 1.01 above, the new Employment Agreement with Mr. Noshay replaces and supersedes the prior Employment Agreement between us and Mr. Noshay, which had been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003, which prior agreement was terminated as of April 1, 2006 upon the execution of the new Employment Agreement with Mr. Noshay.

Certain statements in this report may contain words such as "could", "expects", "may", "anticipates", "believes", "intends", "estimates", "plans", "envisions", "seeks" and other similar language and are considered forward-looking statements. These statements are based on Merge's current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Merge operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different.

Unless otherwise required by applicable securities laws, Merge disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


<PAGE 2>


ITEM 9.01.	Financial Statements and Exhibits.
---------------------------------------------------

(d)	Exhibits


99.1	Press Release issued by Merge Technologies Incorporated on April
	3, 2006.

99.2	Employment Agreement dated as of April 1, 2006 between Merge
	Technologies Incorporated and Robert J. White.

99.3	Employment Agreement dated as of April 1, 2006 between Merge
	Technologies Incorporated and David Noshay.



                                    SIGNATURES
			           ------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED


Dated:	April 6, 2006		By:  /s/  Richard A. Linden
				    -----------------------------
				    Name:  Richard A. Linden
				    Title:  President and Chief Executive
					    Officer


				MERGE TECHNOLOGIES INCORPORATED


Dated:	April 6, 2006		By:  /s/  Scott T. Veech
				    -----------------------------
				    Name:  Scott T. Veech
				    Title:  Chief Financial Officer,
					    Treasurer and Secretary

<PAGE 3>


                                  EXHIBIT INDEX
				 ---------------


Exhibit No.	Description
-----------	-------------

99.1		Press Release issued on April 3, 2006.

99.2		Employment Agreement dated as of April 1, 2006 between Merge
		Technologies Incorporated and Robert J. White.

99.3		Employment Agreement dated as of April 1, 2006 between Merge
		Technologies Incorporated and David Noshay.


<PAGE 4>


-------------
EXHIBIT 99.1
-------------


[MERGE HEALTHCARE LOGO]					[MERGE EMED]

NEWS RELEASE
FOR IMMEDIATE RELEASE


Beth Frost-Johnson, Sr. VP of Marketing
Merge Healthcare
414.977.4254
bfrost@merge.com

Richard Linden, President and CEO
Merge Healthcare
414.977.4000
rlinden@merge.com


                      MERGE HEALTHCARE HIRES ROBERT J. WHITE AS
                              PRESIDENT OF MERGE EMED


	Milwaukee, WI, April 3, 2006 - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today announced that Robert J. White has joined the Company as President of Merge eMed. Merge eMed is a Merge Healthcare division that serves the end-user medical imaging and healthcare
information systems market in the U.S.   David Noshay, formerly President of
Merge eMed, will lead Merge Healthcare's strategic business development initiatives including mergers, acquisitions, and associated business integration activities.

	Bob has more than 20 years of healthcare industry experience. Most recently, he was Chief Operating Officer of SourceOne Healthcare Technologies, where he led the company's overall product and services strategy, business development efforts, and operational execution. SourceOne Healthcare Technologies is a leading provider of radiology and digital imaging solutions and services to various healthcare markets, with particular focus on building long-term relationships with hospitals, imaging centers, and specialty clinics. Prior to joining SourceOne, Bob spent 15 years at IBM, where he served in various senior executive and sales/marketing roles, including Global Marketing Executive for IBM's multi-billion dollar healthcare business with responsibility


<PAGE e1>


for global marketing, business development and strategy. Bob has also held a variety of senior executive sales and marketing positions with the software technology and service provider firms Chemdex and Accelrys.

 	"We are pleased to welcome Bob to the Merge Healthcare team," said Richard Linden, Merge Healthcare President and CEO. "Bob's leadership, healthcare industry expertise, sales and marketing experience, and customer-centric focus will be instrumental in leading Merge eMed in the coming years. Through our strategic relationship with SourceOne, we were fortunate to work with Bob and experience first hand his customer service orientation and ability to focus a large organization on the delivery of consistent quality and growing value to its various stakeholders."

	"Additionally, I am pleased to announce that David Noshay will assume responsibilities for our strategic business development initiatives. Mergers and acquisitions, along with the associated business integration activities, will continue to play an important role in ensuring that our capabilities meet the needs of our customers and the new markets we pursue."

	Linden concluded, "As the landscape of the healthcare industry continues to evolve, we are constantly striving to enhance the long-term value that Merge Healthcare brings to our customers, investors and employees. These two leadership changes strengthen the operations of Merge eMed, and enhance our ability to deliver on this strategic goal."

                                      # # #


<PAGE e2>


[MERGE HEALTHCARE LOGO]

Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers' productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.


[MERGE EMED LOGO]

Merge eMed, a Merge Healthcare company, is focused on accelerating productivity for radiology departments and specialty practices, imaging centers and hospitals. By combining sophisticated RIS, PACS, advanced visualization and clinical imaging applications, Merge eMed delivers integrated end-to-end software solutions and professional services that are transforming the way our customers interact with referring physicians, manage their workflow, position their businesses in their markets and deliver imaging and information services to their customers. For additional information, visit our website at www.merge-emed.com.


Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: guidance, believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, unexpected outcomes to any pending or future litigation, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.


<PAGE e3>


-------------
EXHIBIT 99.2
-------------


			        EMPLOYMENT AGREEMENT
			       ----------------------

	THIS AGREEMENT ("Agreement") is made and entered into as of April 1, 2006, by and between ROBERT J. WHITE (the "Executive") and MERGE TECHNOLOGIES INCORPORATED, a Wisconsin corporation (the "Company").

				 R E C I T A L S:
				------------------

	A.	The Company is engaged in the provision of medical diagnostic imaging software and professional services for healthcare facilities and medical equipment manufacturers. The business in which the Company is engaged in from time-to-time during the term of this Agreement, inclusive of those new lines of business, if any, in which the Company is working toward entering from time-to-time are hereinafter collectively referred to as the "Business"; and

	B.	The Company desires to employ the Executive and the Executive desires to accept such employment;

       		NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive do hereby agree as follows:

	       	1.	Employment and Duties. On the terms and subject to the
conditions set forth in this Agreement, the Company agrees to employ the Executive as the Senior Vice President of the Company to perform such duties as are consistent with such position(s) as may be assigned, from time to time, by the Board of Directors (the "Board") or Chief Executive Officer of the Company and to render such additional services and discharge such other responsibilities as the Board or Chief Executive Officer may, from time to time, stipulate consistent with such senior management position.

	       	2.	Performance. The Executive accepts the employment
described in Section 1 of this Agreement and agrees to devote substantially all of his working time and efforts to the faithful and diligent performance of the services described herein, including the performance of such other services and responsibilities as the Board or Chief Executive Officer may, from time to time, stipulate consistent with such senior management position.

	       	3.	Term. The term of Executive's employment with the Company
under this Agreement commenced as of the date hereof (the "Commencement Date"). The term of employment shall remain in effect until and unless terminated in accordance with the terms and conditions set forth in this Agreement. The period of time in which Executive is employed shall constitute the "Employment Period," and each calendar year or portion of a calendar year during the Employment Period is hereinafter sometimes referred to as a "Year." The Board or appropriate committee thereof will review the Employment Agreement at its


<PAGE e2-1>


sole discretion, but no less frequently than every three (3) years subsequent to the date of this Agreement.

	       	4.	Salary. For all the services to be rendered by the
Executive hereunder, commencing on the Commencement Date, the Company agrees to pay a salary at a rate of no less than Two Hundred Fifty Thousand Dollars ($250,000) per year, payable in the manner and frequency in which the Company's payroll is customarily handled, and subject to increase at the time annual reviews of the salaries of other senior executive officers are to be conducted ("Salary").

	       	5.	Bonus. The Executive shall be eligible for an annual
performance bonus of up to Forty percent (40%) of Salary, dependent on achievement of defined Company and individual performance targets. As an Executive Officer of the Company, adjustments to compensation package, including base pay, annual bonus and annual stock option awards, will be recommended by the Chief Executive Officer of the Company and subject to approval of the Board or appropriate committee thereof. For each Year the annual performance bonus is to be paid, it shall be paid within thirty (30) days of the completion of the year-end financial statements for that Year, but in no event later than May 31 of the following year. The Chief Executive Officer, subject to approval of the Board or appropriate committee thereof, may change the bonus target annually and any dispute as to whether Executive met the performance targets for a Year shall be determined conclusively by the Chief Executive Officer and Compensation Committee of the Board. Such determination will be communicated in writing to the Executive by the Chief Executive Officer or the Compensation Committee of the Board.

       		6.	Paid Time Off. The Executive shall be entitled to paid
time off for vacation, illness, holiday and personal reasons in accordance with the Company's paid time off policy at the rate offered to the most senior employees of the Company with the longest tenure.

       		7.	Disability Benefit. If at any time during the Employment
Period the Executive is unable to perform fully the material and substantial duties of the Executive's regular job position hereunder by reason of illness, accident, or other disability (as confirmed by competent medical evidence by a physician selected jointly by the Executive Committee of the Board and the Executive), the Executive shall be entitled to receive periodic payments of Salary, Bonus and any and all benefits to which he would otherwise be entitled pursuant to Section 4, 5, 6, 8, 10 and 11 of this Agreement by reason of his employment for a period of ninety (90) days. Notwithstanding the foregoing provision (i) the amounts payable to the Executive pursuant to this Section 7 shall be reduced by any amounts received by the Executive with respect to any such incapacity pursuant to any insurance policy, plan, or other employee benefit provided to the Executive by the Company and paid for by the Company; and (ii) in no event will the terms of this Agreement supersede any health or disability benefit to which Executive is entitled under applicable law.


<PAGE e2-2>


	       	8.	Stock Options. Executive was granted stock options at
various prior dates subject to the vesting schedules associated with such grants. Additional stock options may be awarded in the future on an annual or other basis pending recommendation and approval by the Chief Executive Officer and Board.

		9.	Change in Control. In the event of a "change in control"
of the Company ("change in control" of the Company shall mean a change in the ownership of fifty percent (50%) or more of the outstanding stock of the Company in a single transaction or series of transactions effected by a third party or third parties acting in concert, or a change of fifty percent (50%) or more of the members of the Board in a single transaction or series of transactions effected by any third party or third parties acting in concert, other than pursuant to nomination of a new slate of directors where there has been no material change in beneficial ownership of the Company within 365 days preceding such nomination or a sale of substantially all of the Company's assets), all of the Executive's options will immediately vest and become exercisable. In the event of a change in control as (described above) and if the Executive is: (i) involuntarily terminated within 365 days following the change in control; or
(ii) voluntarily terminates his employment with the Company within 365 days following such change of control, following either: (a) any reduction in Executive's responsibilities or authority with respect to the Business; (b) a reduction in Executive's compensation package, including then current salary, in effect immediately prior to the change in control; or (c) the Company's principal place of business is relocated more than 30 miles further from the Company's current headquarters location as of the date of this Agreement; then the Executive will be entitled to (A) 18 months then current Salary as a change in control allowance, to be paid in a single payment within thirty (30) days of such termination of Executive's employment, plus (B) an amount equal to one-twelfth of the maximum amount of the Executive's then current annual bonus set forth in Section 5 determined without regard to the achievement of performance targets for each month of the current plan year during which the Executive was employed plus an additional 18 months, to be paid in a single payment within thirty (30) days of the termination of Executive's employment, and (C) a continuation of the welfare benefits of health care, life and accidental death and dismemberment, and disability insurance coverage and any other benefits provided to the Executive (collectively, "Supplemental Benefits") for 18 months after the effective date of termination. These benefits shall be provided at the same cost to the Executive (if any), and at the same coverage level, as in effect as of the Executive's effective date of termination. However, in the event the premium cost and/or level of coverage shall change for all management employees with respect to Supplemental Benefits, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner. The continuation of Supplemental Benefits shall be discontinued in the event Executive has available substantially similar welfare benefits at a comparable cost from a subsequent employer. For purposes of this Agreement, no change in ownership or directors as a result of the merger of the Company with Cedara Software Corp. shall be considered when determining whether a change in control has occurred.

       In addition, upon a "change of control" as defined above, the Company will deposit One Hundred Thousand Dollars ($100,000) into an interest-bearing escrow account (the "Escrow") to be held by a third party mutually acceptable to the Executive and the Company. The cost of such escrow shall be paid by the Company. The purpose of the escrow shall be to provide Executive a "stay bonus"


<PAGE e2-3>


to help assure a smooth transition if the acquiror in a change of control transaction requests that Executive continue his employment with the Company in an executive or managerial capacity suitable for Executive's background, although not necessarily the same position previously occupied by Executive, but subject to the Executive's acceptance of such a position. The compensation, bonus and benefits to be paid to Executive during such period following the change in control must be at least the same as paid or provided prior to closing except for minor changes in Supplemental Benefits and shall be mutually acceptable to both parties. Executive's services pursuant to this paragraph shall be performed within 30 miles from the Company's current headquarters location as of the date of this Agreement, except for travel consistent with Executive's position prior to the change in control. The total amount in such Escrow, including interest thereon, will be paid to the Executive twelve months following the change in control if Executive has substantially performed the services requested to be performed by the acquiror following such change of control transaction. If the acquiror does not request Executive's service after the change in control, no amount shall be paid to Executive from the Escrow. If the acquiror requests less than a full year of service, a pro rata amount of the Escrow shall be paid to Executive based upon the number of months or partial months worked divided by twelve. At the end of the stay bonus performance period Executive shall have a period of thirty days following the termination of such services or 365 days following the change of control, whichever is later, to terminate his services with the Company and be entitled to receive the change of control payments in addition to the stay bonus described in this paragraph.

	       	10.	Other Benefits. Except as otherwise specifically
provided herein, during the Employment Period, the Executive shall be eligible for all non-wage benefits the Company provides generally for its executive employees.

		11.	Business Expenses.

		(a)	Reimbursement.  The Company shall reimburse the Executive
	for the reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses and entertainment expenses and mobile phone expenses.

		(b)	Accounting.  The Executive shall provide the Company
	with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. The Executive shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to the Executive promptly after receipt by the Company of appropriate documentation therefor.

		12.	Termination.  This Agreement may be terminated by the
Company or the Board or appropriate committee thereof at any time for the following reasons:


<PAGE e2-4>


		(a) For Cause, by written notice to the Executive. "Cause" shall mean termination for gross negligence, commission of a felony or material violation of any Company policy;

		(b) In the event of the death of the Executive;

		(c) The Executive's resignation or retirement from employment with the Company (this clause shall not be construed as an agreement to employ the Executive for a defined term), upon thirty (30) days advance written notice to the Company;

		(d) By the Executive for "Good Reason," defined as including only constructive termination, a material reduction in base salary or a material reduction in responsibility, by written notice from the Executive; and

		(e) Without Cause for any reason other than as set forth above in Subsection 12 (a), (b), (c) or (d), by providing to the Executive the severance entitlements set out in Section 13.

		13.	Severance.  In the event that the Executive is
terminated pursuant to Subsection 12 (d) or (e), then the Company shall pay the Executive in full satisfaction, release and discharge of any claim the Executive may have relating to his employment and the termination thereof, including but not limited to any and all claims for termination pay, severance pay (if applicable), any and all claims under the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Fair Labor Standards Act, the Employee Retirement Income Secuirty Act, the Age Discrimination in Employment Law, the Family Medical Leave Act and any other applicable legislation or at common law,
(A) an amount equal to 18 months of the Executive's then current Salary plus (B) an amount equal to one-twelfth of the Executive's then current calculated bonus set forth in Section 5, determined by taking the maximum amount of bonus in effect for the then current year times the Executive's individual goal performance score from the previous year, for each month of the current plan year during which the Executive was employed plus an additional 18 months, (C) all of the Executive's Options will immediately vest and become exerciseable, and (D) a continuation of Supplemental Benefits for 18 months after the effective date of termination. These benefits shall be provided at the same cost to the Executive (if any), and at the same coverage level, as in effect as of the Executive's Effective Date of Termination. However, in the event the premium cost and/or level of coverage shall change for all management employees with respect to Supplemental Benefits, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner. The amount of the severance allowance provided for in subsections (A) and (B) of this Section 13 shall be paid in equal installments over the severance period in accordance with the Company's regular payroll period. Notwithstanding anything to the contrary contained herein, in the event the Executive elects to receive (pursuant to the operation of Section 9) 18 months of his then current salary following a change in control event and Executive's voluntary or involuntary termination, then Executive shall not be entitled to any payment of severance pursuant to this
Section 13.  In the event a change in control occurs and the Executive is not


<PAGE e2-5>


entitled to 18 months of his then current salary pursuant to Section 9, then the Executive shall continue to be entitled to receive severance payments per this Section 13.

		14.	Surrender of Properties. Upon termination of the
Executive's employment with the Company, regardless of the cause therefor, the Executive shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment, and, in addition, the Executive shall surrender to the Company any and all confidential sales materials, lists of customers and prospective customers, price lists, files, patent applications, records, models, or other materials and information of or pertaining to the Company or its customers or prospective customers or the products, Business, and operations of the Company in his possession.

		15.	Inventions and Secrecy.  Except as otherwise provided in
this Section 15 the Executive:

		(a)	shall hold in a fiduciary capacity for the benefit of
	the Company all secret or confidential information, knowledge, or data of the Company or its Business or production operations obtained by the Executive during his employment by the Company, which shall not be generally known to the public or recognized as standard practice (whether or not developed by the Executive) and shall not, during his employment by the Company and after the termination of such employment for any reason, communicate or divulge any such information, knowledge or data to any person, firm or corporation other than the Company or persons, firms or corporations designated by the Company;

		(b)	shall promptly disclose to the Company all inventions,
	ideas, devices, and processes made or conceived by him alone or jointly with others, from the time of entering the Company's employ until such employment is terminated, relevant or pertinent in any way, whether directly or indirectly, to the Company's Business or production operations or resulting from or suggested by any work which he may have done for the Company or at its request;

		(c)	shall, at all times during his employment with the
	Company, assist the Company (entirely at the Company's expense) to obtain and develop for the Company's benefit patents on such inventions, ideas, devices and processes, whether or not patented; and

		(d)	shall do all such acts and execute, acknowledge and
	deliver all such instruments as may be necessary or desirable in the opinion of the Company to vest in the Company the entire interest in such inventions, ideas, devices, and processes referred to above.

	The foregoing to the contrary notwithstanding, the Executive shall not be required to assign or offer to assign to the Company any of the Executive's rights in any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on


<PAGE e2-6>


the Executive's own time, unless: (A) the invention related to (i) the Business of the Company; or (ii) the Company's actual or demonstrably anticipated (with the realistic prospect of occurring) research or development; or (B) the invention results from any work performed by the Executive for the Company. The Executive acknowledges his prior receipt of written notification of the limitation set forth in the preceding sentence on the Executive's obligation to assign or offer to assign to the Company the Executive's rights in inventions.

		16.	Confidentiality of Information: Duty of Non-Disclosure.

		(a)	The Executive acknowledges and agrees that his employment
	by the Company under this Agreement necessarily involves his understanding of and access to certain trade secrets and confidential information pertaining to the Business of the Company. Accordingly, the Executive agrees that after the date of this Agreement at all times he will not, directly or indirectly, without the express consent of the Company, disclose to or use for the benefit of any person, corporation or other entity, or for himself any and all files, trade secrets or other confidential information concerning the internal affairs of the Company, including, but not limited to, information pertaining to its customers, prospective customers, services, products, earnings, finances, operations, methods or other activities, provided, however, that the foregoing shall not apply to information which is of public record or is generally known, disclosed or available to the general public or the industry generally, or known by Executive prior to his employment with the Company. Further, the Executive agrees that he shall not, directly or indirectly, remove or retain, without the express prior written consent of the Company, and upon termination of this Agreement for any reason shall return to the Company, any confidential figures, calculations, letters, papers, records, computer disks, computer print-outs, lists, documents, instruments, drawings, designs, programs, brochures, sales literature, or any copies thereof, or any information or instruments derived therefrom, or any other similar information of any type or description, however such information might be obtained or recorded, arising out of or in any way relating to the Business of the Company or obtained as a result of his employment by the Company. The Executive acknowledges that all of the foregoing are proprietary information, and are the exclusive property of the Company. The covenants contained in this Section 16 shall survive the termination of this Agreement.

		(b)	The Executive agrees and acknowledges that the Company
	does not have any adequate remedy at law for the breach or threatened breach by the Executive of his covenant, and agrees that the Company shall be entitled to injunctive relief to bar the Executive from such breach or threatened breach in addition to any other remedies which may be available to the Company at law or in equity.


<PAGE e2-7>


		17.	Covenant Not to Compete.

		(a)	During Employment Period.  During the Employment Period,
	the Executive shall not, without the prior written consent of the Company, which consent may be withheld at the sole and reasonable discretion of the Company, engage in any other business activity for gain, profit, or other pecuniary advantage (except for the investment of funds in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made) or engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise, with the operation, management, or conduct of any business that competes with the Business of the Company.

		(b)	Following Termination of Employment Period.  Within the
	eighteen (18) month period immediately following the end of the Employment Period, regardless of the reason therefore, the Executive shall not engage in the following, but only to the extent that these activities compete in a similar Business to the Company, without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company: (A) engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise with the operation, management, or conduct of any business similar to the Business being conducted at the time of such termination within a 100-mile radius from the Company's current headquarters location as of the date of this Agreement; (B) directly solicit, contact, interfere with, or divert any customer served by the Company for the Business, or any prospective customer identified by or on behalf of the Company, during the Executive's employment with the Company; or (C) directly solicit any employee then employed by the Company or previously employed by the Company within the one year period preceding termination of the Executive's employment with the Company to join the Executive, whether as a partner, agent, employee or otherwise, in any enterprise engaged in a business similar to the Business of the Company being conducted at the time of such termination.

		(c)	Acknowledgment.  The Executive acknowledges that the
	restrictions set forth in Section 17 are reasonable in scope and essential to the preservation of the Business of the Company and proprietary properties and that the enforcement thereof will not in any manner preclude the Executive, in the event of the Executive's termination of employment with the Company, from becoming gainfully employed in such manner and to such extent as to provide a standard of living for himself, the members of his family, and those dependent upon him of at least the sort and fashion to which he and they have become accustomed and may expect.

		(d)	Severability.  The covenants of the Executive contained
	in Section 17 of this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company,


<PAGE e2-8>


	whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Both parties hereby expressly agree and contract that it is not the intention of either party to violate any public policy, or statutory or common law, and that if any sentence, paragraph, clause, or combination of the same of this Agreement is in violation of the law, such sentence, paragraph, clause or combination of the same shall be void, and the remainder of such paragraph and this Agreement shall remain binding on the parties to make the covenants of this Agreement binding only to the extent that it may be lawfully done. In the event that any part of any covenant of this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

		18.	Excise Tax Equalization Payment

		(a)	Excise Tax Equalization Payment. Notwithstanding
	anything contained in this Agreement or any other agreement between Executive and the Company to the contrary, in the event that the Executive becomes entitled to severance benefits or any other payment or benefit under this Agreement, or under any other agreement with or plan or compensation arrangement with the Company, its subsidiaries or affiliates (in the aggregate, the "Total Payments"), if all or any part of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax upon the Total Payments and any federal, state, and local income or employment tax, penalties, interest, and Excise Tax upon the Gross-Up Payment provided for by this Section 18 (including FICA and FUTA), shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive as soon as practical following the effective date of change in control but in no event beyond thirty (30) days from such date or the determination that Excise tax is required to be imposed.

		(b)	Tax Computation. For purposes of determining whether
	any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

			(i)	The Change in Control or severance benefits and
		any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company and subsidiaries or affiliates, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of
		Section 280G(b )(1) shall be treated as subject to the Excise Tax, unless in the opinion of a nationally recognized tax counsel selected by the Company's independent auditors and


<PAGE e2-9>

		reasonably acceptable to the Executive: (A) the Severance Benefits and such other payments or benefits (in whole or in part) do not constitute parachute payments; (B) such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code; or (iii) are otherwise not subject to the Excise Tax;

			(ii)	The amount of the Total Payments which shall be
		treated as subject to the Excise Tax shall be equal to the lesser of: (A) the total amount of the Total Payments; or (B) the amount of excess parachute payments within the meaning of
		Section 280G(b)(1) (after applying clause (i) above); and

			(iii)	The value of any noncash benefits or any
		deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

	For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Effective Date of Change in Control or Termination.,

	       (c)	Subsequent Recalculation. In the event the Internal
	Revenue Service adjusts the computation of the Company under Section 18 herein so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the national tax counsel referred to above.

	       (d)	Costs of Calculations. The Company agrees to bear all
	costs associated with this Section.

	       19.	General Provisions.

               (a)	Goodwill. The Company has invested substantial time and
	money in the development of its products, services, territories, advertising and marketing thereof, soliciting clients and creating goodwill. By accepting employment with the Company, the Executive acknowledges that the customers are the customers of the Company, and that any goodwill created by the Executive belongs to and shall inure to the benefit of the Company.

               (b)	Notices.  Any notice required or permitted hereunder
	shall be made in writing (i) either by actual delivery of the notice into the hands of the party thereunder entitled, or (ii) by depositing the notice with a nationally recognized overnight delivery service, all shipping costs prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such


<PAGE e2-10>


	other address as the parties may from time to time designate by written notice as herein provided.


As addressed to the Company:

Merge Technologies Incorporated
6737 W. Washington Street
Milwaukee, Wisconsin 53214-5650
Attention:  Chief Executive Officer

With a copy to:

Michael Best & Friedrich LLP
100 East Wisconsin Avenue
Suite 3300
Milwaukee, Wisconsin 53202
Attention: Geoffrey R. Morgan, Esquire



As addressed to the Executive:
Robert J. White
At the home address on record with the Company
----------------------------------------------------




The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

	(c)	Amendment and Waiver.  No amendment or modification of this
Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board or upon the Executive unless made in writing and signed by him. The waiver by the Company of the breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by him.

	(d)	Entire Agreement.  This Agreement constitutes the entire
Agreement between the parties with respect to the Executive's duties and compensation as an executive of the Company, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to his employment except as set forth herein. No presumption shall be made in favor or against either party based upon who has served as draftsman of this Agreement.

	(e)	Governing Law.  This Agreement shall be governed by and
construed in accordance with the internal laws (and not the law of conflicts) of the State of Wisconsin.

	(f)	Severability.  If any provision of this Agreement shall, for any reason, be held unenforceable, such provision shall be severed from this Agreement unless, as a result of such severance, the Agreement fails to reflect the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.


<PAGE e2-11>


	(g)	Assignment.  The Executive may not under any circumstances
delegate any of his rights and obligations hereunder without first obtaining
the prior written consent of the Company.   This Agreement and all of the
Company's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Company, provided either the successor has a net worth greater than the Company at the time of assignment or the Company remains primarily liable with respect to the obligations so assigned.

	(h)	Costs of Enforcement, Litigation.  In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court. Any controversy or dispute with respect to the terms of Section 14, 15, 16 or 17 of this Agreement will survive termination of this Agreement and shall be litigated in the state of federal courts of competent jurisdiction situated in Milwaukee, Wisconsin, to which jurisdiction and venue all parties consent.

	(i)	Mitigation.  The Executive shall not be obligated to seek other employment in mitigation of the amounts payable under this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make payments hereunder. Notwithstanding the foregoing, if Executive receives the payments described in Section 9 by terminating his employment following a change in control and Executive subsequently becomes re-employed by the Company or by the party or parties effecting the change in control, the amounts earned on re-employment (up to a period of one year's compensation) shall be repaid to the Company.

	20.	Executive Acknowledgement.  The Executive acknowledges
that:

       (a)	the Executive has had sufficient time to review this Employment
Agreement thoroughly;

       (b)	the Executive has read and understands the terms of this
Employment Agreement and the obligations hereunder;

       (c)	the Executive has received the good and adequate consideration for entering into this Employment Agreement; and

       (d)	the Executive has been given an opportunity to obtain
independent legal advice concerning the interpretation and effect of this Employment Agreement.


<PAGE e2-12>


       IN WITNESS WHEREOF, this Agreement is entered into as of the day and year first above written.


		COMPANY

		MERGE TECHNOLOGIES INCORPORATED


		By: /s/  Richard A. Linden
		--------------------------------------
		Richard A. Linden
		President & Chief Executive Officer



		EXECUTIVE

		By:  /s/  Robert J. White
		--------------------------------------
		Robert J. White


<PAGE e2-13>


-------------
EXHIBIT 99.3
-------------


                                EMPLOYMENT AGREEMENT
			       ----------------------

	THIS AGREEMENT ("Agreement") is made and entered into as of April 1, 2006, by and between DAVID NOSHAY (the "Executive") and MERGE TECHNOLOGIES INCORPORATED, a Wisconsin corporation (the "Company").

                                  R E C I T A L S:
				 ------------------

	A.	The Company is engaged in the provision of medical diagnostic imaging software and professional services for healthcare facilities and medical equipment manufacturers. The business in which the Company is engaged in from time-to-time during the term of this Agreement, inclusive of those new lines of business, if any, in which the Company is working toward entering from time-to-time are hereinafter collectively referred to as the "Business"; and

	B.	The Company desires to employ the Executive and the Executive desires to accept such employment;

       		NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive do hereby agree as follows:

       		1.	Employment and Duties. On the terms and subject to the
conditions set forth in this Agreement, the Company agrees to employ the Executive as the Senior Vice President of the Company to perform such duties as are consistent with such position(s) as may be assigned, from time to time, by the Board of Directors (the "Board") or Chief Executive Officer of the Company and to render such additional services and discharge such other responsibilities as the Board or Chief Executive Officer may, from time to time, stipulate consistent with such senior management position.

	       	2.	Performance. The Executive accepts the employment
described in Section 1 of this Agreement and agrees to devote substantially all of his working time and efforts to the faithful and diligent performance of the services described herein, including the performance of such other services and responsibilities as the Board or Chief Executive Officer may, from time to time, stipulate consistent with such senior management position.

	       	3.	Term. The term of Executive's employment with the
Company under this Agreement commenced as of the date hereof (the "Commencement Date"). The term of employment shall remain in effect until and unless terminated in accordance with the terms and conditions set forth in this Agreement. The period of time in which Executive is employed shall constitute the "Employment Period," and each calendar year or portion of a calendar year during the Employment Period is hereinafter sometimes referred to as a "Year." The Board or appropriate committee thereof will review the Employment Agreement at its sole discretion, but no less frequently than every three (3) years subsequent to the date of this Agreement.


<PAGE e3-1>


	       	4.	Salary. For all the services to be rendered by the
Executive hereunder, commencing June 1, 2005, the Company agrees to pay a salary at a rate of no less than Two Hundred Ten Thousand Dollars ($210,000) per year, payable in the manner and frequency in which the Company's payroll is customarily handled, and subject to increase at the time annual reviews of the salaries of other senior executive officers are to be conducted ("Salary").

	       	5.	Bonus. The Executive shall be eligible for an annual
performance bonus of up to Forty percent (40%) of Salary, dependent on achievement of defined Company and individual performance targets. As an Executive Officer of the Company, adjustments to compensation package, including base pay, annual bonus and annual stock option awards, will be recommended by the Chief Executive Officer of the Company and subject to approval of the Board or appropriate committee thereof. For each Year the annual performance bonus is to be paid, it shall be paid within thirty (30) days of the completion of the year-end financial statements for that Year, but in no event later than May 31 of the following year. The Chief Executive Officer, subject to approval of the Board or appropriate committee thereof, may change the bonus target annually and any dispute as to whether Executive met the performance targets for a Year shall be determined conclusively by the Chief Executive Officer and Compensation Committee of the Board. Such determination will be communicated in writing to the Executive by the Chief Executive Officer or the Compensation Committee of the Board.

	       	6.	Paid Time Off. The Executive shall be entitled to paid
time off for vacation, illness, holiday and personal reasons in accordance with the Company's paid time off policy at the rate offered to the most senior employees of the Company with the longest tenure.

	       	7.	Disability Benefit. If at any time during the
Employment Period the Executive is unable to perform fully the material and substantial duties of the Executive's regular job position hereunder by reason of illness, accident, or other disability (as confirmed by competent medical evidence by a physician selected jointly by the Executive Committee of the Board and the Executive), the Executive shall be entitled to receive periodic payments of Salary, Bonus and any and all benefits to which he would otherwise be entitled pursuant to Section 4, 5, 6, 8, 10 and 11 of this Agreement by reason of his employment for a period of ninety (90) days. Notwithstanding the foregoing provision (i) the amounts payable to the Executive pursuant to this Section 7 shall be reduced by any amounts received by the Executive with respect to any such incapacity pursuant to any insurance policy, plan, or other employee benefit provided to the Executive by the Company and paid for by the Company; and (ii) in no event will the terms of this Agreement supersede any health or disability benefit to which Executive is entitled under applicable law.


<PAGE e3-2>


	       	8.	Stock Options. Executive was granted stock options at
various prior dates subject to the vesting schedules associated with such grants. Additional stock options may be awarded in the future on an annual or other basis pending recommendation and approval by the Chief Executive Officer and Board.

		9.	Change in Control. In the event of a "change in
control" of the Company ("change in control" of the Company shall mean a change in the ownership of fifty percent (50%) or more of the outstanding stock of the Company in a single transaction or series of transactions effected by a third party or third parties acting in concert, or a change of fifty percent (50%) or more of the members of the Board in a single transaction or series of transactions effected by any third party or third parties acting in concert, other than pursuant to nomination of a new slate of directors where there has been no material change in beneficial ownership of the Company within 365 days preceding such nomination or a sale of substantially all of the Company's assets), all of the Executive's options will immediately vest and become exercisable. In the event of a change in control as (described above) and if the Executive is: (i) involuntarily terminated within 365 days following the change in control; or (ii) voluntarily terminates his employment with the Company within 365 days following such change of control, following either:
(a) any reduction in Executive's responsibilities or authority with respect to the Business; (b) a reduction in Executive's compensation package, including then current salary, in effect immediately prior to the change in control; or
(c) the Company's principal place of business is relocated more than 30 miles further from the Company's current headquarters location as of the date of this Agreement; then the Executive will be entitled to (A) 18 months then current Salary as a change in control allowance, to be paid in a single payment within thirty (30) days of such termination of Executive's employment, plus (B) an amount equal to one-twelfth of the maximum amount of the Executive's then current annual bonus set forth in Section 5 determined without regard to the achievement of performance targets for each month of the current plan year during which the Executive was employed plus an additional 18 months, to be paid in a single payment within thirty (30) days of the termination of Executive's employment, and (C) a continuation of the welfare benefits of health care, life and accidental death and dismemberment, and disability insurance coverage and any other benefits provided to the Executive (collectively, "Supplemental Benefits") for 18 months after the effective date of termination. These benefits shall be provided at the same cost to the Executive (if any), and at the same coverage level, as in effect as of the Executive's effective date of termination. However, in the event the premium cost and/or level of coverage shall change for all management employees with respect to Supplemental Benefits, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner. The continuation of Supplemental Benefits shall be discontinued in the event Executive has available substantially similar welfare benefits at a comparable cost from a subsequent employer. For purposes of this Agreement, no change in ownership or directors as a result of the merger of the Company with Cedara Software Corp. shall be considered when determining whether a change in control has occurred.

       In addition, upon a "change of control" as defined above, the Company will deposit One Hundred Thousand Dollars ($100,000) into an interest-bearing escrow account (the "Escrow") to be held by a third party mutually acceptable to the Executive and the Company. The cost of such escrow shall be paid by the Company. The purpose of the escrow shall be to provide Executive a "stay bonus" to help assure a smooth transition if the acquiror in a change of


<PAGE e3-3>


control transaction requests that Executive continue his employment with the Company in an executive or managerial capacity suitable for Executive's background, although not necessarily the same position previously occupied by Executive, but subject to the Executive's acceptance of such a position. The compensation, bonus and benefits to be paid to Executive during such period following the change in control must be at least the same as paid or provided prior to closing except for minor changes in Supplemental Benefits and shall be mutually acceptable to both parties. Executive's services pursuant to this paragraph shall be performed within 30 miles from the Company's current headquarters location as of the date of this Agreement, except for travel consistent with Executive's position prior to the change in control. The total amount in such Escrow, including interest thereon, will be paid to the Executive twelve months following the change in control if Executive has substantially performed the services requested to be performed by the acquiror following such change of control transaction. If the acquiror does not request Executive's service after the change in control, no amount shall be paid to Executive from the Escrow. If the acquiror requests less than a full year of service, a pro rata amount of the Escrow shall be paid to Executive based upon the number of months or partial months worked divided by twelve. At the end of the stay bonus performance period Executive shall have a period of thirty days following the termination of such services or 365 days following the change of control, whichever is later, to terminate his services with the Company and be entitled to receive the change of control payments in addition to the stay bonus described in this paragraph.

	       	10.	Other Benefits. Except as otherwise specifically
provided herein, during the Employment Period, the Executive shall be eligible for all non-wage benefits the Company provides generally for its executive employees.

		11.	Business Expenses.

		(a)	Reimbursement.  The Company shall reimburse the
Executive for the reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses and entertainment expenses and mobile phone expenses.

		(b)	Accounting.  The Executive shall provide the Company
with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. The Executive shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to the Executive promptly after receipt by the Company of appropriate documentation therefor.

		12.	Termination.  This Agreement may be terminated by the
Company or the Board or appropriate committee thereof at any time for the following reasons:


<PAGE e3-4>


		(a) For Cause, by written notice to the Executive. "Cause" shall mean termination for gross negligence, commission of a felony or material violation of any Company policy;

		(b) In the event of the death of the Executive;

		(c) The Executive's resignation or retirement from employment with the Company (this clause shall not be construed as an agreement to employ the Executive for a defined term), upon thirty (30) days advance written notice to the Company;

		(d) By the Executive for "Good Reason," defined as including only constructive termination, a material reduction in base salary or a material reduction in responsibility, by written notice from the Executive; and

		(e) Without Cause for any reason other than as set forth above in Subsection 12 (a), (b), (c) or (d), by providing to the Executive the severance entitlements set out in Section 13.

	       	13.	Severance.  In the event that the Executive is
terminated pursuant to Subsection 12 (d) or (e), then the Company shall pay the Executive in full satisfaction, release and discharge of any claim the Executive may have relating to his employment and the termination thereof, including but not limited to any and all claims for termination pay, severance pay (if applicable), any and all claims under the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Age Discrimination in Employment Law, the Family Medical Leave Act and any other applicable legislation or at common law, (A) an amount equal to 18 months of the Executive's then current Salary plus (B) an amount equal to one-twelfth of the Executive's then current calculated bonus set forth in Section 5, determined by taking the maximum amount of bonus in effect for the then current year times the Executive's individual goal performance score from the previous year, for each month of the current plan year during which the Executive was employed plus an additional
18 months, (C) all of the Executive's Options will immediately vest and become exerciseable, and (D) a continuation of Supplemental Benefits for 18 months after the effective date of termination. These benefits shall be provided at the same cost to the Executive (if any), and at the same coverage level, as in effect as of the Executive's Effective Date of Termination. However, in the event the premium cost and/or level of coverage shall change for all management employees with respect to Supplemental Benefits, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner.
The amount of the severance allowance provided for in subsections (A) and (B) of this Section 13 shall be paid in equal installments over the severance period in accordance with the Company's regular payroll period.
Notwithstanding anything to the contrary contained herein, in the event the Executive elects to receive (pursuant to the operation of Section 9) 18 months of his then current salary following a change in control event and Executive's voluntary or involuntary termination, then Executive shall not be entitled to any payment of severance pursuant to this Section 13. In the event a change in control occurs and the Executive is not entitled to 18 months of his then


<PAGE e3-5>


current salary pursuant to Section 9, then the Executive shall continue to be entitled to receive severance payments per this Section 13.

		14.	Surrender of Properties. Upon termination of the
Executive's employment with the Company, regardless of the cause therefor, the Executive shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment, and, in addition, the Executive shall surrender to the Company any and all confidential sales materials, lists of customers and prospective customers, price lists, files, patent applications, records, models, or other materials and information of or pertaining to the Company or its customers or prospective customers or the products, Business, and operations of the Company in his possession.

		15.	Inventions and Secrecy. Except as otherwise provided
in this Section 15 the Executive:

		(a)	shall hold in a fiduciary capacity for the benefit of
the Company all secret or confidential information, knowledge, or data of the Company or its Business or production operations obtained by the Executive during his employment by the Company, which shall not be generally known to the public or recognized as standard practice (whether or not developed by the Executive) and shall not, during his employment by the Company and after the termination of such employment for any reason, communicate or divulge any such information, knowledge or data to any person, firm or corporation other than the Company or persons, firms or corporations designated by the Company;

		(b)	shall promptly disclose to the Company all inventions,
ideas, devices, and processes made or conceived by him alone or jointly with others, from the time of entering the Company's employ until such employment is terminated, relevant or pertinent in any way, whether directly or indirectly, to the Company's Business or production operations or resulting from or suggested by any work which he may have done for the Company or at its request;

		(c)	shall, at all times during his employment with the
Company, assist the Company (entirely at the Company's expense) to obtain and develop for the Company's benefit patents on such inventions, ideas, devices and processes, whether or not patented; and

		(d)	shall do all such acts and execute, acknowledge and
deliver all such instruments as may be necessary or desirable in the opinion of the Company to vest in the Company the entire interest in such inventions, ideas, devices, and processes referred to above.

	The foregoing to the contrary notwithstanding, the Executive shall not be required to assign or offer to assign to the Company any of the Executive's rights in any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on


<PAGE e3-6>


the Executive's own time, unless: (A) the invention related to (i) the Business of the Company; or (ii) the Company's actual or demonstrably anticipated (with the realistic prospect of occurring) research or development; or (B) the invention results from any work performed by the Executive for the Company. The Executive acknowledges his prior receipt of written notification of the limitation set forth in the preceding sentence on the Executive's obligation to assign or offer to assign to the Company the Executive's rights in inventions.

		16.	Confidentiality of Information: Duty of Non-Disclosure.

		(a)	The Executive acknowledges and agrees that his
employment by the Company under this Agreement necessarily involves his understanding of and access to certain trade secrets and confidential information pertaining to the Business of the Company. Accordingly, the Executive agrees that after the date of this Agreement at all times he will not, directly or indirectly, without the express consent of the Company, disclose to or use for the benefit of any person, corporation or other entity, or for himself any and all files, trade secrets or other confidential information concerning the internal affairs of the Company, including, but not limited to, information pertaining to its customers, prospective customers, services, products, earnings, finances, operations, methods or other activities, provided, however, that the foregoing shall not apply to information which is of public record or is generally known, disclosed or available to the general public or the industry generally, or known by Executive prior to his employment with the Company. Further, the Executive agrees that he shall not, directly or indirectly, remove or retain, without the express prior written consent of the Company, and upon termination of this Agreement for any reason shall return to the Company, any confidential figures, calculations, letters, papers, records, computer disks, computer print-outs, lists, documents, instruments, drawings, designs, programs, brochures, sales literature, or any copies thereof, or any information or instruments derived therefrom, or any other similar information of any type or description, however such information might be obtained or recorded, arising out of or in any way relating to the Business of the Company or obtained as a result of his employment by the Company. The Executive acknowledges that all of the foregoing are proprietary information, and are the exclusive property of the Company. The covenants contained in this Section 16 shall survive the termination of this Agreement.

		(b)	The Executive agrees and acknowledges that the Company
does not have any adequate remedy at law for the breach or threatened breach by the Executive of his covenant, and agrees that the Company shall be entitled to injunctive relief to bar the Executive from such breach or threatened breach in addition to any other remedies which may be available to the Company at law or in equity.


<PAGE e3-7>


		17.	Covenant Not to Compete.

		(a)	During Employment Period.  During the Employment
Period, the Executive shall not, without the prior written consent of the Company, which consent may be withheld at the sole and reasonable discretion of the Company, engage in any other business activity for gain, profit, or other pecuniary advantage (except for the investment of funds in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made) or engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise, with the operation, management, or conduct of any business that competes with the Business of the Company.

		(b)	Following Termination of Employment Period.  Within
the eighteen (18) month period immediately following the end of the Employment Period, regardless of the reason therefore, the Executive shall not engage in the following, but only to the extent that these activities compete in a similar Business to the Company, without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company:
(A) engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise with the operation, management, or conduct of any business similar to the Business being conducted at the time of such termination within a 100-mile radius from the Company's current headquarters location as of the date of this Agreement; (B) directly solicit, contact, interfere with, or divert any customer served by the Company for the Business, or any prospective customer identified by or on behalf of the Company, during the Executive's employment with the Company; or (C) directly solicit any employee then employed by the Company or previously employed by the Company within the one year period preceding termination of the Executive's employment with the Company to join the Executive, whether as a partner, agent, employee or otherwise, in any enterprise engaged in a business similar to the Business of the Company being conducted at the time of such termination.

		(c)	Acknowledgment.  The Executive acknowledges that the
restrictions set forth in Section 17 are reasonable in scope and essential to the preservation of the Business of the Company and proprietary properties and that the enforcement thereof will not in any manner preclude the Executive, in the event of the Executive's termination of employment with the Company, from becoming gainfully employed in such manner and to such extent as to provide a standard of living for himself, the members of his family, and those dependent upon him of at least the sort and fashion to which he and they have become accustomed and may expect.

		(d)	Severability.  The covenants of the Executive contained
in Section 17 of this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any


<PAGE e3-8>


claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Both parties hereby expressly agree and contract that it is not the intention of either party to violate any public policy, or statutory or common law, and that if any sentence, paragraph, clause, or combination of the same of this Agreement is in violation of the law, such sentence, paragraph, clause or combination of the same shall be void, and the remainder of such paragraph and this Agreement shall remain binding on the parties to make the covenants of this Agreement binding only to the extent that it may be lawfully done. In the event that any part of any covenant of this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

		18.	Excise Tax Equalization Payment

		(a)	Excise Tax Equalization Payment. Notwithstanding
anything contained in this Agreement or any other agreement between Executive and the Company to the contrary, in the event that the Executive becomes entitled to severance benefits or any other payment or benefit under this Agreement, or under any other agreement with or plan or compensation arrangement with the Company, its subsidiaries or affiliates (in the aggregate, the "Total Payments"), if all or any part of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax upon the Total Payments and any federal, state, and local income or employment tax, penalties, interest, and Excise Tax upon the Gross-Up Payment provided for by this Section 18 (including FICA and FUTA), shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive as soon as practical following the effective date of change in control but in no event beyond thirty (30) days from such date or the determination that Excise tax is required to be imposed.

	       (b)	Tax Computation. For purposes of determining whether
any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

		       (i)	The Change in Control or severance benefits and
any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company and subsidiaries or affiliates, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of a nationally recognized tax counsel selected by the Company's


<PAGE e3-9>


independent auditors and reasonably acceptable to the Executive: (A) the Severance Benefits and such other payments or benefits (in whole or in part) do not constitute parachute payments; (B) such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code; or
(iii) are otherwise not subject to the Excise Tax;

			(ii)	The amount of the Total Payments which shall be
	treated as subject to the Excise Tax shall be equal to the lesser of:
	(A) the total amount of the Total Payments; or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (i) above); and

			(iii)	The value of any noncash benefits or any
	deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Effective Date of Change in Control or Termination.

	       (c)	Subsequent Recalculation. In the event the Internal
Revenue Service adjusts the computation of the Company under Section 18 herein so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the national tax counsel referred to above.

	       (d)	Costs of Calculations. The Company agrees to bear all
costs associated with this Section.

	        19.	General Provisions.

	       (a)	Goodwill. The Company has invested substantial time
and money in the development of its products, services, territories, advertising and marketing thereof, soliciting clients and creating goodwill. By accepting employment with the Company, the Executive acknowledges that the customers are the customers of the Company, and that any goodwill created by the Executive belongs to and shall inure to the benefit of the Company.

	       (b)	Notices.  Any notice required or permitted hereunder
shall be made in writing (i) either by actual delivery of the notice into the hands of the party thereunder entitled, or (ii) by depositing the notice with a nationally recognized overnight delivery service, all shipping costs prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such other address as the parties may


<PAGE e3-10>


from time to time designate by written notice as herein provided.


As addressed to the Company:

Merge Technologies Incorporated
6737 W. Washington Street
Milwaukee, Wisconsin 53214-5650
Attention:  Chief Executive Officer

With a copy to:

Michael Best & Friedrich LLP
100 East Wisconsin Avenue
Suite 3300
Milwaukee, Wisconsin 53202
Attention: Geoffrey R. Morgan, Esquire


As addressed to the Executive:
David Noshay
At the home address on record with the Company
------------------------------------------------------



The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

	(c)	Amendment and Waiver.  No amendment or modification of this
Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board or upon the Executive unless made in writing and signed by him. The waiver by the Company of the breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by him.

	(d)	Entire Agreement.  This Agreement constitutes the entire
Agreement between the parties with respect to the Executive's duties and compensation as an executive of the Company, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to his employment except as set forth herein, as set forth in Schedule G of the Merger Agreement between Cedara Software Corp. and the Company and as set forth in the January 17, 2005 agreement between the Executive and the Company relating to waiver of certain change in control rights in connection with the merger between the Company and Cedara Software Corp. No presumption shall be made in favor or against either party based upon who has served as draftsman of this Agreement.

	(e)	Governing Law.  This Agreement shall be governed by and
construed in accordance with the internal laws (and not the law of conflicts) of the State of Wisconsin.

	(f)	Severability.  If any provision of this Agreement shall, for any reason, be held unenforceable, such provision shall be severed from this Agreement unless, as a result of such severance, the Agreement fails to reflect


<PAGE e3-11>


the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

	(g)	Assignment.  The Executive may not under any circumstances
delegate any of his rights and obligations hereunder without first obtaining
the prior written consent of the Company.   This Agreement and all of the
Company's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Company, provided either the successor has a net worth greater than the Company at the time of assignment or the Company remains primarily liable with respect to the obligations so assigned.

	(h)	Costs of Enforcement, Litigation.  In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court. Any controversy or dispute with respect to the terms of
Section 14, 15, 16 or 17 of this Agreement will survive termination of this Agreement and shall be litigated in the state of federal courts of competent jurisdiction situated in Milwaukee, Wisconsin, to which jurisdiction and venue all parties consent.

	(i)	Mitigation.  The Executive shall not be obligated to seek other employment in mitigation of the amounts payable under this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make payments hereunder. Notwithstanding the foregoing, if Executive receives the payments described in Section 9 by terminating his employment following a change in control and Executive subsequently becomes re-employed by the Company or by the party or parties effecting the change in control, the amounts earned on re-employment (up to a period of one year's compensation) shall be repaid to the Company.

	20.	Executive Acknowledgement.  The Executive acknowledges that:

	(a)	the Executive has had sufficient time to review this Employment
Agreement thoroughly;

	(b)	the Executive has read and understands the terms of this
Employment Agreement and the obligations hereunder;

	(c)	the Executive has received the good and adequate consideration for entering into this Employment Agreement; and


<PAGE e3-12>


	(d)	the Executive has been given an opportunity to obtain
independent legal advice concerning the intterpretation and effect of this Employment Agreement.


       IN WITNESS WHEREOF, this Agreement is entered into as of the day and year first above written.


		COMPANY

		MERGE TECHNOLOGIES INCORPORATED


		By: /s/  Richard A. Linden
		--------------------------------------
		Richard A. Linden
		President & Chief Executive Officer



		EXECUTIVE

		By:  /s/  David Noshay
		--------------------------------------
		David Noshay


<PAGE e3-13>
<END OF DOCUMENT>